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                          CONSENT AND AMENDMENT NO. 1

                                      TO

                            STOCKHOLDERS AGREEMENT

         This CONSENT AND AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT ("Amendment No. 1"), dated as of November 30, 1994, is by and among NRE Holdings, Inc., a Delaware corporation (the "Company"), National Restaurant Enterprises, Inc., a Delaware corporation ("Enterprises"), The First National Bank of Boston, a national banking association ("Bank of Boston"), BancBoston Investments Inc. ("FNBB Affiliate"), Mezzanine Capital & Income Trust 2001 PLC, a corporation organized under the laws of England ("MCIT") and the Jordan Investors, the Management Stockholders, the Jaro Investors and the Osborn Investors (each as defined in the Stockholders Agreement dated as of September 1, 1994 (the "Original Stockholders Agreement") between the Company and certain of the parties hereto).

                             W I T N E S S E T H:

         WHEREAS, the Company and certain of the parties hereto executed the Original Stockholders Agreement to promote their mutual interest and the interest of the Company by imposing certain restrictions on the transfer of shares of capital stock of the Company owned or thereafter acquired by the Company's Stockholders and to set forth their respective agreements with respect to certain other matters, all upon the terms and conditions therein set forth;

         WHEREAS, the parties to the Original Stockholders Agreement desire
(i) to consent to certain amendments being made to the Revolving Credit and Term Loan Agreement and the MCIT Purchase Agreement on date hereof and (ii) to make certain amendments to the Original Stockholders Agreement, as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties agree as follows:

                  (i)  Defined Terms.

                           (a) except as otherwise expressly provided herein,
                  capitalized terms used herein which are defined in the Original Stockholder Agreement, as amended hereby, should have the meanings specified for such terms in the Original Stockholders Agreement, as so amended.







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                  (ii)  Representations and Warranties.

                                    (a) each Stockholder that is a party
                           hereto represents on behalf of itself that it is the record and beneficial owner of the number of shares of the Company's capital stock set forth opposite such Stockholder's name on Schedule 1 attached hereto.

                                    (b) the Company represents and warrants
                           that the Stockholders which are parties hereto constitute all the holders of record of the Company's capital stock and that their respective record ownership of shares of the Company's capital stock is set forth on Schedule 1 attached hereto.

                  (iii) Amendments to Original Stockholders Agreement. The parties hereto agree that the Original Stockholders Agreement is hereby amended as follows:

                                 (a)  Article I of the Original Stockholders
                        Agreement is amended by:

                                         (i)  Deleting the definition of "Bank
                                 of Boston" in its entirety and inserting the following in lieu thereof:

                                                  "Bank of Boston shall
                                         mean The First National Bank of
                                         Boston, a national banking
                                         association, FNBB Affiliate, and
                                         any of their respective Permitted
                                         Transferees";

                                         (ii)  Adding the following definitions
                                 in appropriate alphabetical sequence:

                                                  "FNBB Affiliate shall mean
                                         BancBoston Investments Inc."

                                                  "Securities Purchase
                                         Agreement shall mean the
                                         Securities Purchase Agreement
                                         dated as of November 30, 1994,
                                         between the Company and FNBB
                                         Affiliate."

                                         (iii)  Deleting the definition of
                                 "Stockholder" in its entirety and inserting the following in lieu thereof:

                                         "Stockholder shall mean any of the
                                 Jordan Investors, MCIT, The Bank of Boston,

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                                 FNBB Affiliate, the Management Investors,
                                 the Jaro Investors, the Osborn Investors, holders of the Company's capital stock issued pursuant to the Stock Option Agreement to any Permitted Transferee of any such Person who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof."

                                 (iv) Deleting the definition of
                                 "Transaction Documents in its entirety and inserting the following in lieu thereof:

                                         Transaction Documents shall mean
                                 this Agreement, the Securities Purchase
                                 Agreement, the Purchase and Sale
                                 Agreement, the Jaro Purchase Agreement,
                                 the Osborn Purchase Agreement, the
                                 Franchise Agreement, the Management
                                 Consulting Agreement, the MCIT Purchase
                                 Agreement, the Revolving Credit and Term
                                 Loan Agreement, the Executive and Advisors
                                 Subscription Agreement, the Jordan
                                 Investors Subscription Agreement, the
                                 Management Subscription Agreement, each of the agreements that are exhibits hereto and thereto, and all agreements, instruments and documents contemplated thereby.

                                 (v) deleting the definition of "Warrants" in its entirety and inserting the following in lieu thereof:

                                         Warrants shall mean (i) the
                                 Warrant, initially exercisable to purchase
                                 31.2801 shares of Class B Common Stock,
                                 issued to The First National Bank of
                                 Boston or its designee pursuant to the
                                 Revolving Credit and Term Loan Agreement, substantially in the form of Exhibit F hereto, and (ii) the Warrant, initially exercisable to purchase 81.0799 shares of Class B Common Stock, issued to FNBB Affiliate, as such Warrants may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

                                 (b)  Section 4.2(c) of the Original
                        Stockholders Agreement is amended in its entirety to read as follows:

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                                 "(c)  from The First National Bank of Boston
                           or FNBB Affiliate to any of their respective affiliates, or the Jordan Investors."

                                  (c) Section 8.6(a)(ii) of the Original
                           Stockholders Agreement is amended in its entirety to read as follows:

                           "(ii) to the extent required under Section 10.8 under the Credit Agreement, or if such proposed amendment would materially adversely affect the rights of the Bank of Boston under this Agreement, the Bank of Boston and"

         4. Waiver of First Refusal. Each of the parties hereto hereby waives any right of first refusal it may have pursuant to Section 5.5 of the Original Stockholders Agreement arising from the issuance and sale of Preferred Stock and Warrants pursuant to the Securities Purchase Agreement.

         5. Waiver of Anti-Dilution Rights. Each of the parties hereto hereby waives any right it may have to anti-dilution adjustment of its capital stock arising from the issuance of capital stock and warrants pursuant to the Securities Purchase Agreement.

         6. Consent to Amendments to Financing Agreements. Each of the parties hereto hereby consents to (a) the execution, delivery and performance by the Company and Enterprises, as applicable, of (i) the Amended and Restated Credit Agreement by and among The First National Bank of Boston, the Company and Enterprises, dated the date hereof, (ii) the Securities Purchase Agreement and
(iii) the Amended Purchase Agreement between the Company and MCIT, as modified on the date hereof, and (b) all transactions contemplated thereby.

         7. Effect of Amendment No. 1. The consents and amendments granted hereunder shall be limited precisely as written and shall not otherwise constitute a waiver or modification of any other covenants, terms or provisions of the Original Stockholders Agreement, which shall remain in full force and effect. Without limiting the foregoing, this Amendment No. 1 shall not prejudice any right or rights which of the Stockholders may otherwise have (now or in the future) under or in connection with the Original Stockholders Agreement or otherwise.

         8. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

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         9.  Governing Law.  This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Illinois (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).



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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                       NRE HOLDINGS, INC.

                                       By:______________________________
                                          Name:
                                          Title:


                                       THE FIRST NATIONAL BANK OF BOSTON

                                       By:______________________________
                                          Name:
                                          Title:


                                       MEZZANINE CAPITAL &
                                        INCOME TRUST 2001 PLC

                                       By:______________________________

                                            Name:
                                            Title:


                                       JORDAN INVESTORS:

                                       Jordan/Zalaznick Capital Company


                                       By:______________________________
                                          Name:
                                          General Partner


                                       Leucadia Investors, Inc.


                                       By:______________________________
                                          Name:
                                          Title:


                                       John W. Jordan, II Revocable Trust


                                       ---------------------------------
                                       John W. Jordan, II
                                       Trustee

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                                       ---------------------------------
                                       David W. Zalaznick


                                       ---------------------------------
                                       Jonathan F. Boucher


                                       ---------------------------------
                                       John R. Lowden


                                       ---------------------------------
                                       Adam E. Max


                                       John M. Camp Profit Sharing Plan


                                       By:______________________________
                                          John M. Camp
                                          Trustee


                                       ---------------------------------
                                       John M. Camp


                                       ---------------------------------
                                       A. Richard Caputo, Jr.


                                       James E. Jordan, Jr. Profit Sharing Plan and Trust


                                       By:______________________________
                                          James E. Jordan, Jr.
                                          Trustee


                                       Paul Rodzevik Profit Sharing Plan and
                                       Trust


                                       By:______________________________
                                          Paul Rodzevik
                                          Trustee

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                                       MANAGEMENT STOCKHOLDERS:


                                       ---------------------------------
                                       Lawrence Jaro


                                       ---------------------------------
                                       William Osborn


                                       ---------------------------------
                                       Gary Hubert


                                       ---------------------------------
                                       Joel Aaseby


                                       ---------------------------------
                                       Don Stahursky


                                       ---------------------------------
                                       Scott Vasatka



                                       JARO INVESTORS:

                                       Tabor Restaurants Associates, Inc.


                                       By:______________________________
                                          Lawrence Jaro
                                          President


                                       Jaro Enterprises, Inc.


                                       By:______________________________
                                          Lawrence Jaro
                                          President




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                                       Jaro Restaurants Associates, Inc.


                                       By:______________________________
                                          Lawrence Jaro
                                          President


                                       JB Restaurants, Inc.


                                       By:______________________________
                                          Lawrence Jaro
                                          President


                                       OSBORN INVESTORS:

                                       Osburger, Inc.


                                       By:______________________________
                                          William Osborn
                                          President


                                       Castleking, Inc.


                                       By:______________________________
                                          William Osborn
                                          President


                                       White-Osborn Restaurants, Inc.


                                       By:______________________________
                                          William Osborn
                                          President


                                       ----------------------------
                                       Thomas H. Quinn


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